                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 1, 1999





                               TELXON CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                                  0-11402                      74-1666060
(STATE OR OTHER JURISDICTION                     (COMMISSION                (IRS EMPLOYER
      OF INCORPORATION)                           FILE NUMBER)               IDENTIFICATION NO.)

                   3330 WEST MARKET STREET, AKRON, OHIO 44333
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

         ISSUER'S TELEPHONE NUMBER, INCLUDING AREA CODE: (330) 664-1000

                                 Not applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)





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ITEM 5.  OTHER EVENTS.

     On March 1, 1999, Telxon Corporation (the "Company") issued a press release (the "March Release") announcing the Company's consolidated balance sheet for the third quarter of fiscal 1999 ended December 31, 1998. The Company had previously announced the operating results for the fiscal 1999 third quarter in its press release of February 23, 1999 (the "February Release"), filed under cover of a Form 8-K of that same date, which also reported that the Company, having completed the review of certain judgmental accounting matters with the Company's outside auditors previously reported in the Company's January 27, 1999 press release and also filed under cover of a Form 8-K of that same date, would be restating its audited financial statements for fiscal years 1996, 1997 and 1998 and its unaudited interim financial statements for the first and second quarters of fiscal 1999. Due to the complexity of deriving it from the restated consolidated statements of operations included as attachments to the February Release, the fiscal 1999 third quarter balance sheet was not available at the time of the February Release.

          As noted in the March Release, the Company plans to file a complete Form 10-Q for the fiscal 1999 third quarter within the next week.

          A copy of the March Release discussing the above and certain related matters is included as Exhibit 99 to this Current Report on Form 8-K and incorporated herein by reference. The March Release includes an unaudited consolidated balance sheet for the Company comparing its financial position at December 31, 1998 and, as restated to give effect to the restated consolidated statements of operations attached to the February Release, at the end of the Company's prior fiscal year on March 31, 1998.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
                               --- -----

          (c) Exhibits.

                  99 Press Release issued by the registrant on March 1, 1999.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TELXON CORPORATION


Date:  March 2, 1999                    By: /s/ Glenn S. Hansen
                                            -------------------
                                            Glenn S. Hansen
                                            Vice President, Legal Administration
                                              and Corporate Counsel